UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    April 14, 2019

AquaVenture Holdings Limited
(Exact name of registrant as specified in Charter)

British Virgin Islands	001-37903	98-1312953
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification No.)

c/o Conyers Corporate Services (BVI) Limited Commerce House, Wickhams Cay 1 P.O. Box 3140 Road Town British Virgin Islands VG1110 (Address of principal executive office)

(813) 855-8636 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Douglas Brown Amended Employment Letter

On April 17, 2019, AquaVenture Holdings Limited (the “Company”) and its Seven Seas Water Corporation subsidiary entered into an amendment dated as of January 1, 2019 to the offer letter with Mr. Brown, the Company’s Chairman and a continuing executive focusing on business development activities.  During 2019, his base salary is $450,000.  His base salary for 2020 will be determined by the Company’s Board of Directors (or the Compensation Committee thereof).  Mr. Brown is also eligible to receive discretionary bonuses as, and payable when, determined by the Board in its discretion.  In addition, on January 31, 2019, he was awarded 43,160 Restricted Share Units under the Company’s 2016 Share Option and Incentive Plan.

Pursuant to his offer letter, in the event his employment is terminated by the Company other than for “cause” (as defined in the Key Executive Severance Plan described below), Mr. Brown will be entitled to receive salary continuation for the 12 month period following the termination of his employment, and any stock options and other stock-based awards he holds will vest as if he had completed an additional 12 months of service.  In addition, all outstanding and unvested stock options and other stock-based awards held by him vest in full immediately prior to the occurrence of a “change in control” (as defined in the Key Executive Severance Plan described below).

In addition, Mr. Brown has entered into a new employee non-competition, non-solicitation, confidentiality and assignment agreement, with restrictive covenants that apply during the term of his employment and for 12 months thereafter.

Anthony Ibarguen Amended and Restated Employment Agreement

On April 16, 2019, the Company and its Quench USA, Inc. subsidiary (“Quench”) entered into an amended and restated employment agreement dated as of January 1, 2019 with Mr. Ibarguen, the Chief Executive Officer and President of the Company and Chief Executive Officer of Quench, which replaced his existing employment agreement in its entirety.

Pursuant to his employment agreement, for 2019, Mr. Ibarguen’s base salary is $500,000 and his target bonus is $350,000.  Mr. Ibarguen’s base salary is required to be reviewed at least annually by the Board and may be increased but not decreased without his prior written consent.   His target bonus for a specific year is required to be at least 70% of his base salary for that year and is payable in accordance with the metrics, terms and conditions established and determined by the Board.  In addition, on January 31, 2019, Mr. Ibarguen was granted 47,960 Restricted Share Units under the Company’s 2016 Share Option and Incentive Plan.

His employment agreement provides that upon his death or disability, Mr. Ibarguen or his estate will be entitled to receive his base salary and vested benefits through the date of termination and a portion of his target bonus for the year in which the date of termination occurs, prorated for the portion of the year through the date of termination.

In addition, his employment agreement provides that if the Company or Quench terminates his employment without “cause” or he resigns with “good reason,” in each case other than during the 24 months after a “change in control” (as each such quoted term is defined in his employment agreement), Mr. Ibarguen will be entitled to receive, subject to the execution and delivery of an effective release of claims in favor of the Company, (i) a lump sum cash payment equal to his base salary and target bonus for the year in which the date of termination occurs, (ii) a monthly cash payment equal to Quench’s contribution towards health insurance for up to 12 months after the date of termination, and (iii) 12 months of additional vesting of all outstanding and unvested stock options and other stock-based awards held by him, with any performance conditions of such awards being deemed satisfied at the target levels specified in the applicable award agreements.

His employment agreement also provides that if the Company or Quench terminates his employment without “cause” or he resigns with “good reason,” in each case during the 24 months after a “change in control,” Mr. Ibarguen will be entitled to receive, in lieu of the payments and benefits described above and subject to the execution and delivery of an effective release of claims in favor of the Company, (i) a lump sum cash payment equal to (a) two times his base salary and target bonus for the year in which the date of termination occurs and (b) a portion of his target bonus for the year in which the date of termination occurs (prorated for the portion of the year through the date of termination), (ii) a monthly cash payment equal to Quench’s contribution towards health insurance for up to 24 months after the date of termination, and (iii) full accelerated vesting of all outstanding and unvested stock options and other stock-based awards held by him, with any performance conditions of such awards being deemed satisfied at the target levels specified in the applicable award agreements.

The payments and benefits provided under his employment agreement in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Internal Revenue Code. These payments and benefits may also subject him to an excise tax under Section 4999 of the Internal Revenue Code. If the payments or benefits payable to him in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.

In addition, Mr. Ibarguen’s employment agreement contains, among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Ibarguen’s employment and for either (i) 12 months thereafter, or (ii) if his employment is terminated during the 24 months after a “change in control,” 24 months thereafter.

Key Executive Severance Plan

On April 14, 2019, the Company’s Board of Directors adopted the Key Executive Severance Plan (the “Severance Plan”), which provides severance benefits to key executives who are designated by the Board of Directors or the Compensation Committee thereof.  Eligible participants include Lee Muller, our Chief Financial Officer, Treasurer and Assistant Secretary, and Olaf Krohg, the Chief Executive Officer of our Seven Seas Water business, but not Messrs. Brown and Ibarguen.  As a condition to an eligible participant’s participation in the Severance Plan, such participant is required to (i) terminate all existing employment agreements and offer letters and (ii) enter into a new employee non-competition, non-solicitation, confidentiality and assignment agreement, with restrictive covenants that apply during the term of such participant’s employment and for 12 months thereafter.  In connection with their participation in the Severance Plan, Messrs. Muller and Krohg each agreed to terminate his existing offer letter and entered into the new employee non-competition, non-solicitation, confidentiality and assignment agreement.

The Severance Plan provides that, upon a participant’s death or “disability” (as defined in the Severance Plan), such participant or such participant’s estate will be entitled to receive such participant’s base salary and vested benefits through the date of termination and a portion of such participant’s target bonus for the year in which the date of termination occurs, prorated for the portion of the year through the date of termination.

In addition, the Severance Plan provides that if a participant’s employer terminates such participant’s employment without “cause” or such participant resigns with “good reason,” in each case other than during the 12 months after a “change in control” (as each such quoted term is defined in the Severance Plan), such participant will be entitled to receive, subject to the execution and delivery of an effective release of claims in favor of the Company, (i) a lump sum cash payment equal to such participant’s base salary and target bonus for the year in which the date of termination occurs, (ii) a monthly cash payment equal to the employer’s contribution towards health insurance for up to twelve months after the date of termination, and (iii) 12 months of additional vesting of all outstanding and unvested stock options and other stock-based awards held by such participant, with any performance conditions of such awards being deemed satisfied at the target levels specified in the applicable award agreements.

The Executive Severance Plan also provides that if a participant’s employer terminates such participant’s employment without “cause” or such participant resigns with “good reason,” in each case during the 12 months after a “change in control,” an eligible participant will be entitled to receive, in lieu of the payments and benefits described above and subject to the execution and delivery of an effective release of claims in favor of the Company, (i) a lump sum cash payment equal to (a) such participant’s base salary and target bonus for the year in which the date of termination occurs and (b) a portion of such participant’s target bonus for the year in which the date of termination occurs (prorated for the portion of the year through the date of termination), (ii) a monthly cash payment equal to the employer’s contribution towards health insurance for up to 12 months after the date of termination, and (iii) full accelerated vesting of all outstanding and unvested stock options and other stock-based awards held by such participant, with any performance conditions of such awards being deemed satisfied at the target levels specified in the applicable award agreements.

For 2019, Mr. Muller’s base salary is $325,000 and his target bonus is $115,000.  In addition, on January 31, 2019, he was granted 15,010 Restricted Share Units under the Company’s 2016 Share Option and Incentive Plan.

For 2019, Mr. Krohg’s base salary is $325,000 and his target bonus is $100,000.  In addition, on February 1, 2019, he was granted 11,990 Restricted Share Units under the Company’s 2016 Share Option and Incentive Plan.

The payments and benefits provided under the Severance Plan in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Internal Revenue Code. These payments and benefits may also subject an eligible participant, including the named executive officers, to an excise tax under Section 4999 of the Internal Revenue Code. If the payments or benefits payable to an eligible participant in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to such participant.

Evan Lovell Notice That Not Standing for Re-election

On April 18, 2019, Evan Lovell informed the Company that he will not stand for re-election to the Board of Directors when his term expires at the Company’s upcoming 2019 annual meeting of shareholders.  Mr. Lovell’s decision did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Amendment to Employment Letter dated January 1, 2019 from AquaVenture Holdings Limited and Seven Seas Water Corporation to Douglas R. Brown
10.2	Amended and Restated Employment Agreement dated as of January 1, 2019 by and among AquaVenture Holdings Limited, Quench USA, Inc. and Anthony Ibarguen
10.3	Key Executive Severance Plan
10.4	Form of employee non-competition, non-solicitation, confidentiality and assignment agreement entered into by AquaVenture Holdings Limited and each of Messrs. Brown, Muller and Krohg

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2019	AquaVenture Holdings Limited

	By:	/s/ Lee S. Muller
Lee S. Muller
Chief Financial Officer
(Principal Financial Officer)